Exhibit 99.1

NeuroOne® Receives FDA 510(k) Clearance to Market its OneRF™ Ablation System

First FDA-cleared thin-film, sEEG-guided RF system capable of both recording electrical activity and ablating nervous tissue with the added benefit of temperature control; Marks the Company’s third FDA 510(k)-cleared device

Potential for transformative improvement in neurosurgery procedures; Company targets commercial launch in first half of 2024

EDEN PRAIRIE, Minn. – December 11, 2023 (GLOBE NEWSWIRE) – NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (NeuroOne or the Company), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announced that it has received U.S. Food and Drug Administration (“FDA”) 510(k) clearance to market its OneRF™ Ablation System for creation of radiofrequency (“RF”) lesions in nervous tissue for functional neurosurgical procedures.

“When NeuroOne was founded, one of our ambitious goals was to be the first to develop and commercialize thin-film electrodes capable of performing both diagnostic and therapeutic functions and offer a better methodology to treat patients suffering from a variety of neurological conditions,” said Dave Rosa, CEO of NeuroOne. “We believe we have the potential to dramatically change the way these surgeries are performed so that patients may only need to go through surgery once for both diagnostic and therapeutic procedures. This may also reduce hospital stays, number of surgeries, and adverse events, while offering significant benefits from a clinical perspective. The addition of temperature control at the point of ablation also may enhance patient safety. Our team’s achievement in reaching this milestone was the culmination of years of perseverance, and I could not be more excited for our future. We are now preparing for a commercial launch either directly or through a strategic partner in the first half of calendar 2024.”

Robert E. Gross, MD, PhD, chair of the Department of Neurosurgery at New Jersey Medical School and Robert Wood Johnson Medical School said “The FDA clearance of NeuroOne’s OneRF system will provide neurosurgeons with an important new tool in the surgical management of epilepsy, with the ability to provide ablative therapy using already implanted depth electrodes used for diagnosing the epileptic focus as part of stereoEEG. This may lead to improved outcomes for patients with potential for fewer interventions, and an improved therapeutic window.”

The OneRF Ablation System is the Company’s first device with a therapeutic indication and its third FDA 510(k)-cleared device. NeuroOne now boasts a full line of electrode technology to address patients requiring diagnostic brain mapping procedures as well as RF ablation using the same sEEG electrode. In addition to the OneRF Ablation System, NeuroOne’s other FDA-cleared devices include the Evo® cortical and sEEG electrode product lines which are used primarily for recording electrical activity in the brain for less than 30 days.

NeuroOne estimates the current brain ablation market to be at least $100M worldwide and growing rapidly, with the potential to grow multifold based on large addressable patient populations with unmet clinical needs.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit www.nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, the ability of the OneRF Ablation System to offer a safer option for patients, the timing and extent of product launch and commercialization of our technology, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@nmtc1.com